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                                   UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                     FORM 8-K

                                  CURRENT REPORT


                          PURSUANT TO SECTION 13 OR 15(d)
                      OF THE SECURITIES EXCHANGE ACT OF 1934



                  Date of Report (Date of earliest event reported)
                                  July 12, 1996



                                 NHP INCORPORATED
              (Exact name of registrant as specified in its charter)



Delaware                            000-26572            52-1445137
- --------                            ---------            ----------
(State or Other Jurisdiction of     (Commission File     (I.R.S. Employer
Incorporation or Organization)      Number)              Identification No.)

8065 Leesburg Pike, Suite 400, Vienna, Virginia           22182-2738
- -----------------------------------------------           ----------
(Address of principal executive offices)                 (Zip Code)

      Registrant's telephone number, including area code (703) 394-2400
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Item 2.  Acquisition or Disposition of Assets

         As of July 12, 1996, NHP Incorporated (the "Company"), directly or through subsidiaries, acquired the long-term management rights and certain debt positions in two Florida rental retirement communities as well as all of the outstanding stock of Preferred Home Health, Inc. In addition, a subsidiary of NHP Partners, Inc., an affiliate of the Company ("Partners"), acquired certain other debt positions in the two properties and agreed to acquire all of the issued and outstanding stock of the corporate general partners of the limited partnership owners of the two properties, subject to the prior approval of a mortgage lender. Total consideration in the transaction was approximately $16.3 million in cash and $4.0 million in long-term notes. Preferred Home Health, Inc. is a provider of home health care services to residents of multifamily rental retirement communities and does not meet the criteria to be considered a "significant subsidiary" in accordance with the rules and regulations of the Securities and Exchange Commission. The Company and Partners acquired these assets from affiliates of the Stephen A. Goldberg Company of Washington, D.C. and certain other individuals ("Seller") pursuant to a Purchase Agreement, as subsequently amended by Amendment No. 1 to Purchase Agreement dated July 12, 1996, both of which are attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated in their entirety by reference in response to this Item 2.

         The purchase price, which was determined through arms'-length negotiations between the Company and Seller, was funded from the Company's revolving credit facility with a bank group that includes The First National Bank of Boston, Fleet Bank of Massachusetts, N.A., Morgan Guaranty Trust Company of New York, The Riggs National Bank of Washington and First National Bank of Maryland and a cash payment by Partners. The transaction will be accounted for as a purchase. Preferred Home Health, Inc., which the Company currently intends to operate as a separate company, represents an expansion of the Company's Customer Services division through which services are provided to the residents and owners of the Company's portfolio of 722 properties containing 135,903 units.


Item 7.  Financial Statements and Exhibits

         (c)  EXHIBITS

              Exhibit 2.1 - Purchase Agreement by and among NHP Incorporated and Casa Del Mar, Inc., Casa Del Mar Participation Corporation, Hamilton House, Inc., Hamilton House Funding Limited Partnership, Preferred Retirement Communities, Inc., Preferred Home Health, Inc., Preferred Home Health Limited Partnership, Stephen A. Goldberg, David H. Mainguy, Robert H. Mainguy, Diana L. Goldberg, Hamilton House Associates Limited Partnership and Casa Del Mar Associates Limited Partnership, dated as of June 28, 1996

              Exhibit 2.2 - Amendment No. 1 to Purchase Agreement by and among NHP Incorporated and Casa Del Mar, Inc., Casa Del Mar Participation Corporation, Hamilton House, Inc., Hamilton House Funding Limited Partnership, Preferred Retirement Communities, Inc., Preferred Home Health, Inc., Preferred Home Health Limited Partnership, Stephen A. Goldberg, David H. Mainguy, Robert
H. Mainguy, Diana L. Goldberg, Hamilton House Associates Limited Partnership and Casa Del Mar Associates Limited Partnership, dated as of July 12, 1996

              Exhibit 2.3 - Notice of Delegation of Rights and Obligations, dated July 12, 1996

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                                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      NHP INCORPORATED
                                      (Registrant)



                                 By:  /s/ Joel F. Bonder
                                      --------------------------------------
                                      Joel F. Bonder
                                      Senior Vice President, General Counsel

Dated July 26, 1996

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